UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.  C.  20549


                                    FORM  8-K


                                 Current  Report

  Pursuant  to  Section  13  or  15(d)  of the Securities Exchange Act of 1934


       Date  of  Report  (Date  of  earliest event reported): June 6, 2000



                                ELITE  TECHNOLOGIES,  INC.
                (Exact  name  of  Company  specified  in  its  charter)



            TEXAS                      0-17597                 760252296
(State or other jurisdiction of      (Commission            (IRS Employer
incorporation or organization)       File Number)        Identification No.)




                          6991  PEACHTREE  INDUSTRIAL  BLVD.
                                   SUITE  350
                                 NORCROSS,  GEORGIA                  30092
                    (Address of principal executive offices)    (Zip  Code)




                                 (770) 381-8089
              (Registrant's  telephone  number,  including  area  code)


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

         On March 29, 2000, the Registrant acquired a one hundred percent- (100%) membership interest in AMG, Ltd., a Georgia company, in exchange for 1,500,000 shares of the Registrant's common stock, par value $.001 per share, in addition to $250,000 cash. AMG is engaged in the business of Internet kiosk production, marketing and deployment.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)      Financial  Statements  of  Elite  Technologies,  Inc.

         Financial statements of the Registrant prepared in accordance with Regulation S-X and required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by the Registrant as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days after the filing of this Current Report on Form 8-K.


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(b)      Pro  Forma  Financial  Information.

         The pro forma financial statements of the Registrant required to be filed pursuant to this section are not available at this time. Such pro forma financial information will be filed by the Registrant as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days after the filing of this Current Report on Form 8-K.

(c)      The  following  exhibits  are  filed  herewith:

Exhibit
2.1*     Purchase  Agreement  dated  March  29,  2000  between  the
                   Registrant  and  AMG,  Ltd.


*  To  be  filed  by  Amendment



                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Elite  Technologies,  Inc.



                                    /s/  Scott  Schuster
                                    -------------------------------------
                                    SCOTT  SCHUSTER
                                    Chief  Executive  Officer



Date:  June  6,  2000


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